Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement of Cuentas, Inc. on Form S-3 (File No. 333-267268 and File No. 333-275724) of our report dated November 18, 2025, with respect to our audit of the financial statements of Cuentas Inc. as of December 31, 2024 and 2023 and for years then ended, which report is included in this Annual Report on Form 10-K of Cuentas, Inc. for the year ended December 31, 2024.

/s/ Yarel + Partners

Tel- Aviv, Israel

November 19, 2025